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                                                                 EXHIBIT 10.7

                             AMENDMENT NO. 3 TO THE
                                  ENDEVCO, INC.
                             EMPLOYEE SAVINGS TRUST

     Pursuant to the provisions of Section 4.1 thereof, the Endevco, Inc. Employee Savings Trust, as amended (the "Trust"), is hereby amended in the following respects only:

     FIRST: The Trust is hereby renamed "Cornerstone Natural Gas, Inc. Employee Savings Trust."

     SECOND: The Trust is hereby amended so that the term "Company" therein refers to Cornerstone Natural Gas, Inc., a Delaware corporation.

     THIRD: The Trust is hereby amended so that the term "Trustee" therein refers to Alliance Trust Company, a Texas trust company.

     FOURTH: Section 1.1 of the Trust is hereby amended by restating the first sentence thereof in its entirety to read as follows:

     All of the property contributed to the CORNERSTONE NATURAL GAS, INC. EMPLOYEE SAVINGS PLAN, as amended (the "Plan"), together with the income therefrom and the increments thereof, shall constitute a trust fund, known as the CORNERSTONE NATURAL GAS, INC. EMPLOYEE SAVINGS TRUST (the "Trust"), to be held in trust by the Trustee under the terms and provisions of this Agreement for the exclusive benefit of the Participants and their beneficiaries pursuant to the Plan.

     FIFTH: Section 1.2 of the Trust is hereby amended by restating the second sentence thereof in its entirety to read as follows:

     The Trustee shall have full power and authority to manage, handle, invest, reinvest, sell for cash or credit, or for part cash or part credit, exchange, hold, dispose of, lease for any period of time, whether or not longer than the life of the trust, improve, repair, maintain, work, develop, use, operate, mortgage, or pledge, all or any part of the funds, assets and property constituting from time to time any part of the Trust; borrow money; enter into contracts; execute obligations, negotiable and


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     nonnegotiable; vote shares of stock in person and by proxy, with or without power of substitution, provided that, with respect to shares of common stock of the Company held by the Trustee, the Trustee shall vote such shares only in accordance with instructions received from Participants pursuant to Section 13.8 of the Plan; register investments in the name of a nominee; sell, convey, lease and/or otherwise deal with any producing oil, gas and mineral leases or mineral rights and royalties; pay all reasonable expenses; execute and deliver any deeds, conveyances, leases, contracts, or written instruments of any character appropriate to any of the powers or duties of the Trustee; write option contracts against securities held by the Trust, and shall, in general, have as broad power respecting the management, operation and handling of the Trust properties and assets as if it were the owner of such assets in its own right.

     SIXTH: Section 3.1 of the Trust is hereby amended by restatement in its entirety to read as follows:

          Section 3.1 RESIGNATION OF TRUSTEE. Any Trustee may resign its duties hereunder by filing its written resignation with the Company at least 60 days prior to the effective date thereof. If such resigning Trustee is the sole trustee then acting hereunder, such resignation shall not take effect prior to the appointment of a successor trustee as hereinafter provided.

     SEVENTH: Section 3.3 of the Trust is hereby amended by restatement in its entirety to read as follows:

          Section 3.3 APPOINTMENT OF SUCCESSOR TRUSTEE. The appointment of a successor trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of (a) an instrument in writing appointing such successor trustee, executed by the Company, and (b) an acceptance in writing of the office of successor trustee hereunder executed by the successor so appointed. Any successor trustee hereunder may be either a corporation authorized and empowered to exercise trust powers or may be one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor trustee so appointed with the same force and effect as if such successor trustee had been originally named herein as a trustee hereunder. If a successor trustee has not been appointed within 30 days after notice of resignation or removal has been given under the provisions of this Article, the resigning or removed Trustee or the Committee or any member of the Committee may apply to any court of competent jurisdiction for the appointment of a successor trustee. If a successor trustee has not been appointed within 30 days after the effective date of resignation or removal specified in such notice, the Company shall


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     appoint as successor trustee such members of the Committee as may accept in writing the office of successor trustee.

     EIGHTH: Section 5.3 of the Trust is hereby amended by restatement in its entirety to read as follows:

          Section 5.3 DEFINED TERMS. Unless the context clearly indicates otherwise, the words and phrases used in this Agreement shall have the meanings assigned to them under the provisions of the Plan, except that the term "Committee" shall have the meaning assigned to the term "Administrative Committee" under the provisions of the Plan and the term "Affiliated Company" shall have the meaning assigned to it under the provisions of the Endevco, Inc. Employee Savings Plan, as in effect on June 30, 1991.

     IN WITNESS WHEREOF, this Amendment has been executed this 10th day of May 1994, the EIGHTH provision hereof to be effective as of July 1, 1991, the SECOND provision hereof to be effective as of November 2, 1993, and the remaining provisions hereof to be effective as of January 1, 1994.

                              CORNERSTONE NATURAL GAS, INC.
                              (formerly ENDEVCO, INC.)



                              By: /s/ ROBERT L. CAVNAR
                                  ------------------------------------------
                              Title:  Senior Vice President, Chief Financial
                                        Officer & Treasurer


                              ALLIANCE TRUST COMPANY, Trustee



                              By: /s/ MARY J. STEICHEN
                              ----------------------------------------------
                              Title:  Vice President